BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number
Barbara K. Cegavske	**20180194251-13**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **04/30/2018 10:21 AM**
	Entity Number **E0559322008-4**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

OPTIMIZERX CORPORATION

2. Description of the original document for which correction is being made:

Certificate of Change Document Number 20180180333-19

3. Filing date of the original document for which correction is being made: 04/20/2018

4. Description of the inaccuracy or defect:

Items 4 and 5 on the Certificate of Change, the authorized number of shares of common stock after the change and exchange rate for shares

5. Correction of the inaccuracy or defect:

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
166,666,667 shares of common stock, par value $0.001 per share
10,000,000 shares of preferred stock, par value $0.001 per share
5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
1 share will be issued for every 3 shares outstanding

6. Signature:

X [signature]

Authorized Signature

Chief Financial Officer
Title *

04/30/2018
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.